EXHIBIT 10(d)
            THIRD AMENDED AND RESTATED EXECUTIVE EMPLOYMENT AGREEMENT


         THIS THIRD AMENDED AND RESTATED EXECUTIVE EMPLOYMENT
AGREEMENT (this "Agreement") is made and entered into as of the 28th day of February, 1998 but is effective as of the 9th day of January 1998 (the "Effective Date"), between Visual Data Corporation, a Florida corporation, whose principal place of business is 1291 S.W. 29th Avenue, Pompano Beach, Florida 33069 (the "Company") and Alan Saperstein, an individual whose address is 21136 Birds Nest Terrace, Boca Raton, Florida 33433 (the "Executive").

                                    RECITALS

         A. The Company is a Florida corporation and is principally engaged in the business of acquisition, marketing, development, distributing, and product production of video information, including without limitation hotel, resort and attraction specific, travel related information (the "Business").

         B. The Company presently employs the Executive and desires to continue to employ the Executive and the Executive desires to continue in the employ of the Company.

         C. The Company has established a valuable reputation and goodwill in the Business.

         D. The Executive, by virtue of the Executive's employment with the Company has become familiar with and possessed with the manner, methods, trade secrets and other confidential information pertaining to the Company's business, including the Company's client base.

         NOW, THEREFORE, in consideration of the mutual agreements herein made, the Company and the Executive do hereby agree as follows:

         1. Recitals. The above recitals are true, correct, and are herein incorporated by reference.

         2. Employment. The Company hereby employs the Executive, and the Executive hereby accepts employment, upon the terms and conditions hereinafter set forth.

         3. Authority and Power During Employment Period.

                  a. Duties and Responsibilities. During the term of this Agreement, the Executive shall serve as Executive Vice President and Secretary of the Company and shall have general executive operating supervision over the property, business and affairs of the Company, its subsidiaries and divisions, subject to the guidelines and direction of the Board of Directors of the Company. It is further the intention of the parties that at all times during the "Term," as hereinafter defined, of the Agreement, the Executive shall serve as a member of the Board of Directors of the Company, in accordance with the Bylaws of the Company.

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                  b. Time Devoted. Throughout the term of the Agreement, the
Executive shall devote substantially all of the Executive's business time and attention to the business and affairs of the Company consistent with the Executive's senior executive position with the Company, except for reasonable vacations and except for illness or incapacity, but nothing in the Agreement shall preclude the Executive from engaging in personal business including as a member of the board of directors of related companies, charitable and community affairs, provided that such activities do not interfere with the regular performance of the Executive's duties and responsibilities under this Agreement. In the event Executive shall, at any time, not be on the Board of Directors of the Company and serving as a member of the Board of Directors, it shall be presumed (if Executive so elects) that the Executive has been terminated other than for cause and Executive shall have all of the rights specified in Section 6(h) of this Agreement just as if the Executive had been terminated "Without Cause."

         4. Term. The Term of employment hereunder will commence on the date as set forth above and terminate three (3) years from the Effective Date, and such term shall automatically be extended for successive one (1) year terms thereafter unless (1) the parties mutually agree in writing to alter or amend the terms of the Agreement; or (2) one or both of the parties exercises their right, pursuant to Section 6 herein, to terminate this employment relationship. For purposes of this Agreement, the Term (the "Term") shall include the initial term and all renewals thereof.

         5. Compensation and Benefits.

                  a. Salary. The Executive shall be paid a base salary (the "Base Salary"), payable bi-weekly, at an annual rate of no less than One Hundred Thirty-Seven Thousand, Five Hundred Dollars ($137,500.00) for the first year, with annual incremental increases of ten (10%) percent per year.

                  b. Performance Based Bonus. As additional compensation, the Executive shall be entitled to receive a bonus ("Bonus") for each fiscal year during the Term of the Executive's employment by the Company in an amount equal to two percent (2%) of Earnings of the Company Before Income Tax, Depreciation and Amortization (EBITDA) in excess of the EBITDA for the previous fiscal year. The base year for the Bonus shall commence fiscal 1997. The Bonus shall be payable within thirty (30) days of the determination of the amount of the Bonus; provided that its the Executive's sole discretion, to elect to take his bonus in cash or in restricted common stock of the Company, based upon an amount of such restricted common stock which shall be equal to Seventy- Five (75%) of the fair market value of the Company's common stock, which fair market value shall be equal to the average of the closing price for the five (5) prior trading days immediately prior to the determination of such Bonus.

                  c. Stock Options. The Executive shall be granted options ("Options") to purchase an aggregate of 375,000 shares of Common Stock at an exercise price of $2.50 and shall be exercisable for a period of four (4) years from the date of vesting unless sooner terminated, as described herein. The Options shall vest in three (3) equal installments of 125,000 options on each anniversary of the Effective Date of this Agreement, subject to anti-dilution provisions relating to adjustments in the event that the

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Company, among other things, declares stock dividends, effects forward or reverse stock splits. In addition, the Options shall automatically vest upon the happening of the following events: (i) change of control of the Company, as defined herein; (ii) Constructive Termination, as defined herein, of the Executive; and (iii) termination of Executive other than for cause, as defined herein. The Options shall automatically terminate upon the happening of the following: (i) the Executive's termination for Cause, as defined herein; and
(ii) the Executive's voluntary termination.

                  d. Executive Benefits. The Executive shall be entitled to participate in all benefit programs of the Company currently existing or hereafter made available to executives and/or other salaried employees, including, but not limited to, pension and other retirement plans, group life insurance, hospitalization, surgical and major medical coverage, sick leave, disability and salary continuation, vacation and holidays, cellular telephone and all related costs and expenses, long-term disability, and other fringe benefits.

                  e. Vacation. During each fiscal year of the Company, the Executive shall be entitled to reasonable vacation time and to utilize such vacation as the Executive shall determine; provided however, that the Executive shall evidence reasonable judgment with regard to appropriate vacation scheduling. Notwithstanding the foregoing, employee shall be entitled to four
(4) weeks vacation per year, with unused vacation accruing to the following year.

                  f. Business Expense Reimbursement. During the Term of employment, the Executive shall be entitled to receive proper reimbursement for all reasonable, out-of-pocket expenses incurred by the Executive (in accordance with the policies and procedures established by the Company for its senior executive officers) in performing services hereunder, provided the Executive properly accounts therefor.

                  g. Automobile Expenses. The Company shall provide the Executive with an automobile allowance not to exceed $600.00 per month. The Company shall pay all insurance premiums for the automobile that is the subject of the automobile allowance.

                  h. Memberships, Dues and Charitable Contributions. The Company shall provide to the Executive, in the Executive's sole discretion (I) a membership in a social, charitable or religious organization or club, which membership shall be either in the name of the Executive or in the name of the Company, as determined by the Executive; or (ii) an equivalent dollar amount of charitable donations or contributions shall be made, which amounts and which charities shall be determined in the sole discretion of the Executive; provided that such Membership, Dues and Charitable Contributions shall not exceed Five Thousand Dollars ($5,000) per year.

                  i. Place of Employment - Moving Allowance. This Agreement is entered into on the basis that the principal place of business of the Company, and the location from which Executive is to be based for the performance of his services hereunder, is Pompano Beach, Florida. In the event that the Company shall change the location of Company's principal office, or otherwise require Executive to be based and/or to operate from, another location which is more than fifty (50) miles further from Executive's then-current residence

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than Company's current headquarters office at 1291 S.W. 29th Avenue, Pompano
Beach, Florida 33069, Company shall reimburse Executive for all moving and relocation expenses paid or incurred in connection with Executive's relocation to a new residence closer to Company's new principal office.

         6. Consequences of Termination of Employment.

                  a. Death. In the event of the death of the Executive during the Term, salary shall be paid to the Executive's designated beneficiary, or, in the absence of such designation, to the estate or other legal representative of the Executive for a period of one (1) year from and after the date of death. The Company shall also be obligated to pay to the Executive's estate or heirs, as the case may be, such amount of Bonus based upon (I) the formula set forth in
Section 5(b) of this Agreement, and (ii) the greater of (a) the Bonus earned or accrued for such fiscal year annualized for a 12-month period, or (b) the Bonus for the prior year multiplied times two. Other death benefits will be determined in accordance with the terms of the Company's benefit programs and plans.

         b. Disability.

                           (1) In the event of the Executive's disability, as
hereinafter defined, the Executive shall be entitled to compensation in accordance with the Company's disability compensation practice for senior executives, including any separate arrangement or policy covering the Executive, but in all events the Executive shall continue to receive the Executive's salary for a period, at the annual rate in effect immediately prior to the commencement of disability, of not less than 180 days from the date on which the disability has been deemed to occur as hereinafter provided below. Any amounts provided for in this Section 6(b) shall not be offset by other long-term disability benefits provided to the Executive by the Company.

                           (2) "Disability," for the purposes of this Agreement,
shall be deemed to have occurred in the event (A) the Executive is unable by reason of sickness or accident, to perform the Executive's duties under this Agreement for an aggregate of 180 days in any twelve-month period or (B) the Executive has a guardian of the person or estate appointed by a court of competent jurisdiction. Termination due to disability shall be deemed to have occurred upon the first day of the month following the determination of disability as defined in the preceding sentence.

                  Anything herein to the contrary notwithstanding, if, following a termination of employment hereunder due to disability as provided in the preceding paragraph, the Executive becomes reemployed, whether as an Executive or a consultant to the Company, any salary, annual incentive payments or other benefits earned by the Executive from such reemployment shall offset any salary continuation due to the Executive hereunder commencing with the date of re-employment.

                  c. Termination by the Company for Cause.

                           (1) Nothing herein shall prevent the Company from
terminating Employment for "Cause," as hereinafter defined. The Executive shall continue to receive

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salary only for the period ending twenty (20) days after the date of such termination plus any accrued Bonus through such date of termination. Any rights and benefits the Executive may have in respect of any other compensation shall be determined in accordance with the terms of such other compensation arrangements or such plans or programs.

                           (2) "Cause" shall mean and include those actions or
events specified below in subsections (A) through (E) to the extent the same occur, or the events constituting the same take place, subsequent to the date of execution of this Agreement: (A) Committing or participating in an injurious act of fraud, gross neglect or embezzlement against the Company; (B) committing or participating in any other injurious act or omission wantonly, willfully, recklessly or in a manner which was grossly negligent against the Company, monetarily or otherwise; (C) engaging in a criminal enterprise involving moral turpitude; (D) conviction of an act or acts constituting a felony under the laws of the United States or any state thereof; or (E) any assignment of this Agreement by the Executive in violation of Section 14 of this Agreement. No actions, events or circumstances occurring or taking place at any time prior to the date of this Agreement shall in any event constitute or provide any basis for any termination of this Agreement for Cause;

                           (3) Notwithstanding anything else contained in this
Agreement, this Agreement will not be deemed to have been terminated for Cause unless and until there shall have been delivered to the Executive a notice of termination stating that the Executive committed one of the types of conduct set forth in this Section 6(c) contained in this Agreement and specifying the particulars thereof and the Executive shall be given a thirty (30) day period to cure such conduct, if possible.

                  d. Termination by the Company Other than for Cause.

                           (1) The foregoing notwithstanding, the Company may
terminate the Executive's employment for whatever reason it deems appropriate; provided, however, that in the event such termination is not based on Cause, as provided in Section 6(c) above, the Company may terminate this Agreement upon giving three (3) months' prior written notice. During such three (3) month period, the Executive shall continue to perform the Executive's duties pursuant to this Agreement, and the Company shall continue to compensate the Executive in accordance with this Agreement. The Executive will receive, at the Executive's option, either (A) a lump sum equal to the "Compensation and Benefits," as hereinafter defined, for the remaining balance of the Term of this Agreement, at the then current rate, reduced to present value, as set forth in Section 280G of the Internal Revenue Code or (B) for the remaining balance of the Term of this Agreement from and after the date of any such termination, the Company shall on the last day of each calendar month pay to the Executive such "Compensation and Benefits," which shall be an amount equal to (Y) One Hundred percent (100%) of the Executive's compensation and benefits set forth in Section 5, which shall specifically include the Base Salary and Executive Benefits (the "Compensation and Benefits"), on the date of any such termination, divided by (Z) twelve (12); provided, however, that if (A) there is a decrease in the Executive's Compensation and Benefits of more than five (5%) percent prior to termination for any reason other than for "Cause", and (B) the Executive is terminated without cause, the Compensation and Benefits shall be as existed immediately prior to such a decrease. The Executive will be

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entitled to continued Compensation and Benefits coverage and credits as provided in Section 5 or to reimbursement for the cost of providing the Executive with comparable benefit coverage during the term in which the Executive is receiving payments from the Company after termination pursuant to Section 6(d). Such benefit coverage will be offset by comparable coverage provided to the Executive in connection with subsequent employment.

                           (2) In the event that the Executive's employment with
the Company is terminated pursuant to this Section 6(d), Section 6(f), Section 6(g), Section 7(a) of this Agreement and all references thereto shall be inapplicable as to the Executive and the Company.

                  e. Voluntary Termination. In the event the Executive terminates the Executive's employment on the Executive's own volition (except as provided in Section 6(f) and/or Section 6(g)) prior to the expiration of the Term of this Agreement, including any renewals thereof, such termination shall constitute a voluntary termination and in such event the Executive shall be limited to the same rights and benefits as provided in connection with a termination for Cause as provided in Section 6(c).

                  f. Constructive Termination of Employment. If the Executive so elects, a termination by the Company without Cause under Section 6(d) shall be deemed to have occurred upon the occurrence of one or more of the following events without the express written consent of the Executive:

                           (1). a significant change in the nature or scope of
the authorities, powers, functions, duties or responsibilities attached to Executive's position as described in Section 3; or

                           (2) Change in the Executive's principal office to a
location outside the Palm Beach-Broward County, Florida area; or

                           (3) any reduction in the Executive's salary or any
change in the method of calculating Executive's Bonus Compensation hereunder; or

                           (4) a material breach of the Agreement by the
Company; or

                           (5) a material reduction of the Executive's benefits
under any employee benefit plan, program or arrangement (for Executive individually or as part of a group) of the Company as then in effect or as in effect on the effective date of the Agreement, which reduction shall not be effectuated for similarly situated employees of the Company; or

                           (6) failure by a successor company to assume the
obligations under the Agreement.

Anything herein to the contrary notwithstanding, the Executive shall give written notice to the Board of Directors of the Company that the Executive believes an event has occurred which would result in a Constructive Termination of the Executive's employment under this

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Section 6(f), which written notice shall specify the particular act or acts, on the basis of which the Executive intends to so terminate the Executive's employment, and the Company shall then be given the opportunity, within fifteen
(15) days of its receipt of such notice to cure said event, provided, however, there shall be no time period permitted to cure a second or subsequent occurrence under this Section 6(f) (whether such second occurrence be of the same or a different event specified in subsections (1) through (7) above).

                  g. Termination Following a Change of Control.

                           (1) In the event that a "Change in Control" of the
Company shall occur at any time during the Term hereof, the Executive shall have the right to terminate the Executive's employment under this Agreement upon thirty (30) days written notice given at any time within one year after the occurrence of such event, and such termination of the Executive's employment with the Company pursuant to this Section 6(g)(1), and, in any such event, such termination shall be deemed to be a Termination by the Company Other than for Cause and the Executive shall be entitled to such Compensation and Benefits as set forth in Subsection 6(h) of this Agreement.

                           (2) For purposes of this Agreement, a "Change in
Control" of the Company shall mean a change in control (A) as set forth in
Section 280G of the Internal Revenue Code or (B) of a nature that would be required to be reported in response to Item 1 of the current report on Form 8K, as in effect on the date hereof, pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"); provided that, without limitation, such a change in control shall be deemed to have occurred at such time as:

                                    (A) any "person", other than the Executive,
(as such term is used in Section 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange
Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company's outstanding securities then having the right to vote at elections of directors; or,

                                    (B) the individuals who at the commencement
date of the Agreement constitute the Board of Directors cease for any reason to constitute a majority thereof unless the election, or nomination for election, of each new director was approved by a vote of at least two thirds of the directors then in office who were directors at the commencement of the Agreement; or

                                    (C) there is a failure to elect three or
more (or such number of directors as would constitute a majority of the Board of Directors) candidates nominated by management of the Company to the Board of Directors; or

                                    (D) the business of the Company for which
the Executive's services are principally performed is disposed of by the Company pursuant to a partial or complete liquidation of the Company, a sale of assets (including stock of a subsidiary of the Company) or otherwise.

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Anything herein to the contrary notwithstanding, this Section 6(g)(2) will not apply where the Executive gives the Executive's explicit written waiver stating that for the purposes of this Section 6(g)(2) a Change in Control shall not be deemed to have occurred. The Executive's participation in any negotiations or other matters in relation to a Change in Control shall in no way constitute such a waiver which can only be given by an explicit written waiver as provided in the preceding sentence.

                           (3) In the event that, within twelve (12) months of
any Change in Control of the Company or any "Attempted Change in Control," as hereinafter defined, of the Company, the Company terminates the employment of the Executive under this Agreement, for any reason other than for Cause as defined in Section 6(c), or the Executive's employment is constructively terminated as defined in Section 6(f), then, in any such event, such termination shall be deemed to be a Termination by the Company Other than for Cause and the Executive shall be entitled to such Compensation and Benefits as set forth in Subsection 6(h) of this Agreement.

                  An "Attempted Change in Control" shall be deemed to have occurred if any substantial attempt, accompanied by significant work efforts and expenditures of money, is made to accomplish a Change in Control, as described in subparagraphs (A), (B), (C) or (D) above whether or not such attempt is made with the approval of a majority of the then current members of the Board of Directors.

                  h. Compensation and Benefits Upon Termination of Executive Employment. In the event of any termination of Executive's employment Without Cause under Section 6(d), or any termination of Executive's employment pursuant to Section 6(f) or Section 6(g), on the effective date of any such termination, the Executive shall be entitled to receive the following:


                           (1) All life, disability and health insurance
benefits to which he was entitled to continue to receive thirty (30) days prior to the Effective Date of the Settlement Agreement, for a period equal to the lesser of (A) the number of full months the Executive has been employed by the Company, whether pursuant to this Agreement or to any other agreement or arrangement, or (B) two (2) years, and which benefits shall be made for such period (as determined herein) following the effective date of such termination; provided that in the Executive's sole discretion, the Executive may receive the cash equivalent of all or any part of such life, disability and/or health insurance benefits from the Company in lieu of receiving such benefits; plus

                           (2) If Executive has been employed by the Company,
whether pursuant to this Agreement or to any other agreement or arrangement, for a period of

                           (a) three (3) years or more, then an amount equal to
(3) times the Executive's annual Base Salary, based upon the greater of the Executive's Base Salary (i) immediately prior to the effective date of termination or (ii) or as of ninety (90) days prior to the effective date of termination; or

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                           (b) less than three (3) years, then an amount equal
to the number of Executive's annual Base Salary, divided by twelve (12), times the number of months the Executive has been employed by the Company, and based upon the greater of the Executive's Base Salary (i) immediately prior to the effective date of termination or (ii) or as of ninety (90) days prior to the effective date of termination; provided that all Base Compensation (whether pursuant to Section 6h,(2)(a) or 6h,(2)(b)) shall be payable to the Executive bi-weekly; provided that in the event that the Executive is entitled to receive the Base Compensation as a result of a Change in Control, at the Executive's option, the Executive may receive either (i) a lump sum equal to the Base Compensation due to the Executive pursuant to Section 6(g) reduced to present value, as set forth in Section 280G of the Internal Revenue Code or (ii) bi-weekly; plus

                  (3) If Executive has been employed by the Company, whether pursuant to this Agreement or to any other agreement or arrangement, for a period of

                           (a) three (3) years or more, any accrued Bonus
multiplied times two, as computed to the effective date of such termination, computed on the basis of actual figures through such effective date of termination and based upon the formula set forth in Section 5(b) above; or

                           (b) less than three (3) years, any accrued Bonus, as
computed to the effective date of such termination, computed on the basis of actual figures through such effective date of termination and based upon the formula set forth in Section 5(b) above.

The provisions of this Section 6(h) notwithstanding, the Compensation and Benefits to be received by the Executive pursuant to this Section 6(h) shall not exceed the amount set forth in Section 162(m) of the Internal Revenue Code, or its successor provision.

         7. Covenant Not to Compete and Non-Disclosure of Information.

                  a. Covenant Not to Compete. The Executive acknowledges and recognizes the highly competitive nature of the Company's business and the goodwill, continued patronage, and specifically the names and addresses of the Company's Clients (as hereinafter defined) constitute a substantial asset of the Company having been acquired through considerable time, money and effort. Accordingly, in consideration of the execution of this Agreement, in the event the Executive's employment is terminated by reason of disability pursuant to
Section 6(b) or for Cause pursuant to Section 6(c), then the Executive agrees to the following:

                  i. That during the Restricted Period (as hereinafter defined) and within the Restricted Area (as hereinafter defined), the Executive will not, individually or in conjunction with others, directly or indirectly, engage in any Competitive Business Activities (as hereinafter defined), whether as an officer, director, proprietor, employer, partner, independent contractor, investor (other than as a holder solely as an investment of less than 1% of the outstanding capital stock of a publicly traded corporation), consultant, advisor or agent.

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                  ii.That during the Restricted Period and within the Restricted
Area, the Executive will not, directly or indirectly, compete with the Company by soliciting, inducing or influencing any of the Company's Clients which have a business relationship with the Company at the time during the Restricted Period to discontinue or reduce the extent of such relationship with the Company.

                  b. Non-Disclosure of Information. In the event Executive's employment has been terminated pursuant to either Section 6(b) or Section 6(c) hereof, Executive agrees that, during the Restricted Period, Executive will not use or disclose any Proprietary Information of the Company for the Executive's own purposes or for the benefit of any entity engaged in Competitive Business Activities. As used herein, the term "Proprietary Information" shall mean trade secrets or confidential proprietary information of the Company which are material to the conduct of the business of the Company. No information can be considered Proprietary Information unless the same is a unique process or method material to the conduct of Company's Business, or is a customer list or similar list of persons engaged in business activities with Company, or if the same is otherwise in the public domain or is required to be disclosed by order of any court or by reason of any statute, law, rule, regulation, ordinance or other governmental requirement. Executive further agrees that in the event his employment is terminated pursuant to Sections 6(b) or 6(c) above, all Documents in his possession at the time of his termination shall be returned to the Company at the Company's principal place of business.

                  c. Documents. "Documents" shall mean all original written, recorded, or graphic matters whatsoever, and any and all copies thereof, including, but not limited to: papers; books; records; tangible things; correspondence; communications; telex messages; memoranda; work-papers; reports; affidavits; statements; summaries; analyses; evaluations; client records and information; agreements; agendas; advertisements; instructions; charges; manuals; brochures; publications; directories; industry lists; schedules; price lists; client lists; statistical records; training manuals; computer printouts; books of account, records and invoices reflecting business operations; all things similar to any of the foregoing however denominated. In all cases where originals are not available, the term "Documents" shall also mean identical copies of original documents or non-identical copies thereof.

                  d. Company's Clients. The "Company's Clients" shall be deemed to be any partnerships, corporations, professional associations or other business organizations for whom the Company has performed Business Activities.

                  e. Restrictive Period. The "Restrictive Period" shall be deemed to be twelve (12) months following termination of this Agreement pursuant to Sections 6(b) or 6(c) of this Agreement.

                  f. Restricted Area. The "Restricted Area" shall, if this Agreement has been terminated pursuant to Section 6(b) or 6(c), be the area commonly included as part of the "Standard Metropolitan Statistical Area" of Pompano Beach, Florida.

                  g. Competitive Business Activities. The term "Competitive Business Activities" as used herein shall be deemed to mean the Business.

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                  h. Covenants as Essential Elements of this Agreement. It is understood by and between the parties hereto that the foregoing covenants contained in Sections 7(a) and (b) are essential elements of this Agreement, and that but for the agreement by the Executive to comply with such covenants, the Company would not have agreed to enter into this Agreement. Such covenants by the Executive shall be construed to be agreements independent of any other provisions of this Agreement. The existence of any other claim or cause of action, whether predicated on any other provision in this Agreement, or otherwise, as a result of the relationship between the parties shall not constitute a defense to the enforcement of such covenants against the Executive.

                  I. Survival After Termination of Agreement. Notwithstanding anything to the contrary contained in this Agreement, the covenants in Sections 7(a) and (b) shall survive the termination of this Agreement and the Executive's employment with the Company.

                  j. Remedies.

                           i. The Executive acknowledges and agrees that the
Company's remedy at law for a breach or threatened breach of any of the provisions of Section 7(a) or (b) herein would be inadequate and a breach thereof will cause irreparable harm to the Company. In recognition of this fact, in the event of a breach by the Executive of any of the provisions of Section 7(a) or (b), the Executive agrees that, in addition to any remedy at law available to the Company, including, but not limited to monetary damages, all rights of the Executive to payment or otherwise under this Agreement and all amounts then or thereafter due to the Executive from the Company under this Agreement may be terminated and the Company, without posting any bond, shall be entitled to obtain, and the Executive agrees not to oppose the Company's request for equitable relief in the form of specific performance, temporary restraining order, temporary or permanent injunction or any other equitable remedy which may then be available to the Company.

                           ii. The Executive acknowledges that the granting of a
temporary injunction, temporary restraining order or permanent injunction merely prohibiting the use of Proprietary Information would not be an adequate remedy upon breach or threatened breach of Section 7(a) or (b) and consequently agrees, upon proof of any such breach, to the granting of injunctive relief prohibiting any form of competition with the Company. Nothing herein contained shall be construed as prohibiting the Company from pursuing any other remedies available to it for such breach or threatened breach.

         8. Indemnification.

                  a. The Executive shall continue to be covered by the Articles of Incorporation and/or the Bylaws of the Company with respect to matters occurring on or prior to the date of termination of the Executive's employment with the Company, subject to all the provisions of Florida and Federal law and the Articles of Incorporation and Bylaws of the Company then in effect. Such reasonable expenses, including attorneys' fees, that may be covered by the Articles of Incorporation and/or Bylaws of the Company shall be paid by the Company on a current basis in accordance with such provision, the Company's Articles of Incorporation and Florida law. To the extent that any such payments by the Company pursuant to the Company's Articles of Incorporation and/or Bylaws may be

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

subject to repayment by the Executive pursuant to the provisions of the Company's Articles of Incorporation or Bylaws, or pursuant to Florida or Federal law, such repayment shall be due and payable by the Executive to the Company within twelve (12) months after the termination of all proceedings, if any, which relate to such repayment and to the Company's affairs for the period prior to the date of termination of the Executive's employment with the Company and as to which Executive has been covered by such applicable provisions.

         b. The Company specifically acknowledges and agrees that the Executive has personally guaranteed certain obligations on behalf of the Company and further that the Executive is personally liable for certain obligations of the Company. The Company shall indemnify and hold the Executive harmless from any and all obligations that the Executive may incur, including, without limitation, costs and attorneys fees in connection with such guaranties or personal liabilities. Any costs or expenses that may be incurred by the Executive in connection with such liabilities or guaranties shall be reimbursed to the Executive, upon receipt by the Company of documented evidence of such liabilities, within three (3) business days of the receipt of such documented evidence.

         9. Withholding. Anything to the contrary notwithstanding, all payments required to be made by the Company hereunder to the Executive or the Executive's estate or beneficiaries shall be subject to the withholding of such amounts, if any, relating to tax and other payroll deductions as the Company may reasonably determine it should withhold pursuant to any applicable law or regulation. In lieu of withholding such amounts, the Company may accept other arrangements pursuant to which it is satisfied that such tax and other payroll obligations will be satisfied in a manner complying with applicable law or regulation.

         10. Notices. Any notice required or permitted to be given under the terms of this Agreement shall be sufficient if in writing and if sent postage prepaid by registered or certified mail, return receipt requested; by overnight delivery; by courier; or by confirmed telecopy, in the case of the Executive to the Executive's last place of business or residence as shown on the records of the Company, or in the case of the Company to its principal office as set forth in the first paragraph of this Agreement, or at such other place as it may designate.

         11. Waiver. Unless agreed in writing, the failure of either party, at any time, to require performance by the other of any provisions hereunder shall not affect its right thereafter to enforce the same, nor shall a waiver by either party of any breach of any provision hereof be taken or held to be a waiver of any other preceding or succeeding breach of any term or provision of this Agreement. No extension of time for the performance of any obligation or act shall be deemed to be an extension of time for the performance of any other obligation or act hereunder.

         12. Completeness and Modification. This Agreement constitutes the entire understanding between the parties hereto superseding all prior and contemporaneous agreements or understandings among the parties hereto concerning the Employment Agreement. This Agreement may be amended, modified, superseded or canceled, and any of the terms, covenants, representations, warranties or conditions hereof may be

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

waived, only by a written instrument executed by the parties or, in the case of a waiver, by the party to be charged.

         13. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute but one agreement.

         14. Binding Effect/Assignment. This Agreement shall be binding upon the parties hereto, their heirs, legal representatives, successors and assigns. This Agreement shall not be assignable by the Executive but shall be assignable by the Company in connection with the sale, transfer or other disposition of its business or to any of the Company's affiliates controlled by or under common control with the Company.

         15. Governing Law. This Agreement shall become valid when executed and accepted by Company. The parties agree that it shall be deemed made and entered into in the State of Florida and shall be governed and construed under and in accordance with the laws of the State of Florida. Anything in this Agreement to the contrary notwithstanding, the Executive shall conduct the Executive's business in a lawful manner and faithfully comply with applicable laws or regulations of the state, city or other political subdivision in which the Executive is located.

         16. Further Assurances. All parties hereto shall execute and deliver such other instruments and do such other acts as may be necessary to carry out the intent and purposes of this Agreement.

         17. Headings. The headings of the sections are for convenience only and shall not control or affect the meaning or construction or limit the scope or intent of any of the provisions of this Agreement.

         18. Survival. Any termination of this Agreement shall not, however, affect the ongoing provisions of this Agreement which shall survive such termination in accordance with their terms.

         19. Severability. The invalidity or unenforceability, in whole or in part, of any covenant, promise or undertaking, or any section, subsection, paragraph, sentence, clause, phrase or word or of any provision of this Agreement shall not affect the validity or enforceability of the remaining portions thereof.

         20. Enforcement. Should it become necessary for any party to institute legal action to enforce the terms and conditions of this Agreement, the successful party will be awarded reasonable attorneys' fees at all trial and appellate levels, expenses and costs.

         21. Venue. Company and Executive acknowledge and agree that the U.S. District for the Southern District of Florida, or if such court lacks jurisdiction, the 15th Judicial Circuit (or its successor) in and for Palm Beach County, Florida, shall be the venue and exclusive proper forum in which to adjudicate any case or controversy arising either, directly or indirectly, under or in connection with this Agreement and the parties further

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
agree that, in the event of litigation arising out of or in connection with this Agreement in these courts, they will not contest or challenge the jurisdiction or venue of these courts.

         22. Construction. This Agreement shall be construed within the fair meaning of each of its terms and not against the party drafting the document.

THE EXECUTIVE ACKNOWLEDGES THAT THE EXECUTIVE HAS READ ALL OF THE
TERMS OF THIS AGREEMENT, UNDERSTANDS THE AGREEMENT, AND AGREES TO
ABIDE BY ITS TERMS AND CONDITIONS.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of date set forth in the first paragraph of this Agreement.

Witness:                                      The Company:

                                              VISUAL DATA CORPORATION

-----------------------
                                              By: ______________________________
                                              Randy S. Selman,  President

Witness:                                      The Executive


------------------------                      ----------------------------------
                                              ALAN SAPERSTEIN


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